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Exhibit 10.59

WAIVER AND CONSENT UNDER
AMENDED AND RESTATED SECURED PROMISSORY NOTES

        THIS WAIVER UNDER AMENDED AND RESTATED SECURED PROMISSORY NOTES (this "Waiver"), dated as of March 30, 2004, is entered into by AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation ("Aegis"), Deutsche Bank AG—London, acting through DB Advisors LLC, as Investment Advisor ("Deutsche Bank"), and Essar Global Limited ("Essar") (Deutsche Bank and Essar, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), in light of the following:

W I T N E S S E T H

        WHEREAS, Aegis is the maker of those certain Amended and Restated Secured Promissory Notes dated January 28, 2003, held by Deutsche Bank and Essar in the principal amounts of $10,087,352.00 and $10,143,815.00, respectively (the "Notes");

        WHEREAS, Aegis and each of its subsidiaries that are signatories thereto, each of the lenders that are signatories thereto and Wells Fargo Foothill, Inc., a California corporation, as the Arranger and Administrative Agent are parties to that certain Loan and Security Agreement, dated as of January 26, 2004 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement"); and

        WHEREAS, Aegis has informed Lenders that violations of the Notes and the Loan Agreement have occurred as a result of Borrowers' failure to comply with certain terms and provisions thereof; and

        WHEREAS, Aegis has requested that Lenders waive such violations of the Notes; and

        WHEREAS, Aegis has further requested that the Notes be amended to modify certain terms more fully set forth hereinbelow;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and based upon the following, the parties hereby agree to amend the Notes and Lenders hereby grant certain waivers as follows:

1.     DEFINITIONS

        Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Notes.

2.     AMENDMENT TO NOTES

        Upon the due execution and delivery thereof by Aegis, the Notes will be amended and restated in their entirety as the Second Amended and Restated Secured Promissory Notes substantially in the forms attached hereto as Exhibit A (the "New Notes").

3.     WAIVER

        (a)   Aegis has informed Lenders that Aegis has failed to maintain or achieve EBITDA of not less than $421,000 for the two-month period ending on the last day of the month of February, 2004, as required under Section 3.16(a) of the Notes (the "EBITDA Default"). The EBITDA Default also constitutes a default under the Loan Agreement, and as such, represents an Event of Default under Section 4.10 of the Notes (the "EBITDA Cross-Default"). At the request of Aegis, Lenders hereby waive any violation of Section 3.16(a) and Section 4.10 of the Notes or any other provision of the Notes caused by the EBITDA Default and the EBITDA Cross-Default

        (b)   Aegis has informed Lenders that Aegis has failed to pay the full amount of certain scheduled payments of principal under the Notes, resulting in an Event of Default under Section 4.2 of the Notes (the "Note Payment Default"). At the request of Aegis, and upon execution by Aegis of the New Notes,

Lenders hereby waive any violation of Section 4.2 of the Notes or any other provision of the Notes caused by the Note Payment Default.

4.     CONDITIONS PRECEDENT TO THIS WAIVER

        The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Waiver and each and every provision hereof:

        (a)   No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Waiver; and

        (b)   No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, or any Lender.

5.     CONSTRUCTION

        THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.     ENTIRE WAIVER; EFFECT OF WAIVER

        This Waiver, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof.

7.     COUNTERPARTS; TELEFACSIMILE EXECUTION

        This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Waiver by signing any such counterpart. Delivery of an executed counterpart of this Waiver by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by telefacsimile also shall deliver an original executed counterpart of this Waiver, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Waiver.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC.
By:	/s/ HERMAN M. SCHWARZ
Title:	President
DEUTSCHE BANK AG—LONDON ACTING THROUGH DB ADVISORS, LLC AS INVESTMENT ADVISOR
By:	/s/ PAUL BIGLER
Title:	Chief Operating Officer
ESSAR GLOBAL LIMITED
By:	/s/ MADHU VUPPULURI
Title:	Executive Director

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  Exhibit 10.59
WAIVER AND CONSENT UNDER AMENDED AND RESTATED SECURED PROMISSORY NOTES